Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 298 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports, dated December 23, 2020, on the financial statements of Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Core Bond, Transamerica Dividend Focused, Transamerica Dynamic Income, Transamerica Emerging Markets Debt, Transamerica Emerging Market Opportunities, Transamerica Event Driven, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Government Money Market, Transamerica High Quality Bond, Transamerica High Yield Bond, Transamerica High Yield ESG, Transamerica High Yield Muni, Transamerica Inflation Opportunities, Transamerica Inflation-Protected Securities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Growth, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica Large Cap Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income, Transamerica Multi-Asset Income, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Sustainable Bond, Transamerica Small/Mid Cap Value, Transamerica Total Return, Transamerica Unconstrained Bond and Transamerica US Growth, included in the Annual Reports for the fiscal year/periods ended October 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

May 27, 2021